Exhibit 99.1

Blink Charging to Position Company for the Future by Implementing Planned Operational Cost Reductions

EV Charging Infrastructure Leader to Implement Operational Cost Reduction Plan.

Bowie, MD (September 17, 2024) – Blink Charging Co. (NASDAQ: BLNK) (“Blink” or the “Company”), a leading manufacturer, owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced that it will implement its planned operational cost reduction actions designed to position the Company for short and long-term success within current economic conditions.

The cost reduction plan anticipates reducing the global personnel count by 14%, resulting in annualized savings of approximately $9 million. It will begin immediately and be completed in the first quarter of 2025. The plan aims to improve operational efficiencies by streamlining functions across the company.

Blink is focused on strengthening its financial position by improving economic stability, profitability, and competitive positioning. Blink plans to develop a more efficient and resilient organization that supports long-term growth and strategic advantage. These measures aim to strengthen the Company’s financial performance and growth potential, benefiting shareholders through increased value and returns.

“The timing of these cost-cutting measures, as indicated in our last earnings announcement, is a proactive step to adapt to current market conditions while preserving our long-term strategy,” said President & CEO Brendan Jones. “We remain fully committed to our mission to develop and deploy energy management services and pursue operational excellence and superior customer experience. These operational changes will make Blink Charging a more efficient and effective organization that is better aligned with our strategic priorities.”

“We believe the current economic and market challenges facing the EV industry are temporary,” added Blink Chief Operating Officer and CEO Elect Michael Battaglia. “We are very optimistic about the future. The operational changes we are announcing today will help us reduce costs and improve our financial performance right away. At the same time, these changes will also help us make faster progress in establishing Blink as a top provider of electric transportation solutions and innovative technologies.”

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. These statements include statements regarding the intent, belief, or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the possibility that its planned cost reduction actions will not result in the operational efficiencies as anticipated by management and the risk factors described in Blink’s periodic reports filed with the SEC and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Media Contact

Nipunika Coe

PR@BlinkCharging.com

305-521-0200 ext. 266

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446